FN 99570742
SN 04
AP 48781
Amendment to Confidential Supply Agreement
This Amendment is effective as of January 22, 2007 to the Confidential Supply Agreement (the “Agreement”) between Medtronic, Inc., through its Cardiac Rhythm Management unit, having an address at 7000 Central Avenue NE, Minncapolis, Minnesota 55432 (“Medtronic”) and Med Amicus, Inc., now know as Enpath Medical, Inc., a Minnesota corporation, having its Principal address 2300 Berkshire Lane North Minneapolis,MN 55441 (“ Enpath ”).
The parties agree as follows:
A.	All references to MedAmicus shall be deemed references to Enpath.

B.	The reference to 2007 in Section 9.1 is deleted and replaced with 2012.

C.	The parties agree further agree to the terms of the Quality Exhibit attached hereto.

D.	The parties agree further to the terms of the Japan Regulatory Exhibit attached hereto.

E.	The parties agree that the pricing as set forth in the Pricing Exhibit attached hereto shall be firm though April 30,2008.
All remaining provision of the Agreement remain in full force and effect.
Medtronic, Inc

By:	/s/ Lonnie Stormo

Date:	3/16/07

Enpath Medical, Inc.

By:	/s/ Steve Mogensen

Date:	3/19/07

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